Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Coffee Holding Co., Inc. on Form S-3 (FILE NO. 333-176412) of our report dated January 24, 2014, with respect to our audit of the consolidated financial statements of Coffee Holding Co., Inc. as of October 31, 2013 and for the year then ended, which report is included in this Annual Report on Form 10-K of Coffee Holding Co., Inc. for the year ended October 31, 2013.

/s/ Marcum LLP
Marcum LLP

New York, New York
January 24, 2014